UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 15, 2017, Green Brick Partners, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase and Contribution Agreement (the “Agreement”) with its subsidiary, JBGL Ownership LLC, a Delaware limited liability company (“JBGL”), JBGL’s newly formed subsidiary, GB Challenger, LLC, a Texas limited liability company (“Subsidiary”), The Challenger Group, Inc., a Wyoming corporation (“TCGI”), TCG Holdings, LLC, a Wyoming limited liability company (“TCG”), GTG Holdings, LLC, a Wyoming limited liability company (“GTG” and, together with TCGI and TCG, “Challenger Homes”) and Brian R. Bahr (“Bahr”). Pursuant to the terms of the Agreement, Challenger Homes will sell to the Company’s Subsidiary 49.9% of the membership and ownership interests in the subsidiaries of Challenger Homes named in the Agreement (collectively, the “Challenger Subsidiaries”), to be held through Subsidiary, in exchange for 1,497,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). Also pursuant to the Agreement, Challenger Homes will acquire a 50.1% stake in Subsidiary, and Challenger Homes and the Company will direct the operations of the Challenger Subsidiaries through Subsidiary, with the Company as the minority stakeholder.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company has offered and sold the Shares to the six individual shareholders of Challenger Homes named in the Agreement (including Bahr) in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”). The Company relied, in part, upon representations from each of the individuals that they are “accredited investors” as such term is defined in Rule 501 of Regulation D.

Item 8.01 Other Events

The Company has entered into the Agreement with Challenger Homes, one of Colorado’s leading private homebuilders, and now the Company’s sixth builder partner, in order to expand its business with partners that are complementary to its current builder partner group and to gain a presence in the Colorado Springs market. Challenger Homes constructs townhouses, single family homes and luxury patio homes, and is headquartered in Colorado Springs, Colorado. Challenger Homes currently owns more than 1,800 home sites and controls more than 4,000 lots.

Pursuant to the Agreement, the Company may have the opportunity to acquire an additional 20.1% or, in certain circumstances, all of Challenger Homes’ interest in the Subsidiary on or after the third anniversary of the Agreement.

The Company issued a press release announcing the entry into the Agreement on August 15, 2017. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date: August 15, 2017